Exhibit 4.1
SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2022, among the subsequent guarantors listed in Part B of Annex I (together the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each a subsidiary of CVR Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the existing guarantors listed in Part A of Annex I (collectively, the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 27, 2020, providing for the issuance of 5.250% Senior Notes due 2025 (the “2025 Notes”) and the 5.750% Senior Notes due 2028 (the “2028 Notes” and together with the 2025 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Existing Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Existing Guarantor under the Notes, this Indenture or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:
COMMON ASSETS HOLDCO, LLC
CVR COMMON ASSETS CVL, LLC
CVR COMMON ASSETS WYN LLC
COMMON SERVICES HOLDCO, LLC
CVR COMMON SERVICES, LLC
RENEWABLE ASSETS HOLDCO, LLC
CVR RENEWABLES CVL, LLC
CVR RENEWABLES WYN, LLC
CVR SUPPLY & TRADING, LLC
CVR REFINING CVL, LLC
CVR REFINING WYN, LLC
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
CVR CHC, LP
By: CHC GP, LLC, its general partner
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR RHC, LP
By: RHC GP, LLC, its general partner
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR FHC, LP
By: FHC GP, LLC, its general partner
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR ENERGY, Inc, - Supplement to the Indenture
Signature Page

COMPANY:
CVR ENERGY, INC.
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
EXISTING GUARANTORS:
CVR ENERGY HOLDINGS, INC.
CVR SERVICES, LLC
CVR REFINING GP, LLC
CVR REFINING, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
WYNNEWOOD ENERGY COMPANY, LLC
WYNNEWOOD REFINING COMPANY, LLC
CVR RENEWABLES, LLC
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR REFINING, LP
By: CVR Refining GP, LLC, its general partner
By: /s/ Dane J. Neumann
Name: Dane J. Neumann
Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

CVR ENERGY, Inc, - Supplement to the Indenture
Signature Page

TRUSTEE:
COMPUTERSHARE TRUST COMPANY, N.A. as agent for Wells Fargo Bank, National Association
By: /s/ Amy Thompson
Name: Amy Thompson
Title: Vice President
CVR ENERGY, Inc, - Supplement to the Indenture
Signature Page

ANNEX I
A.
1.CVR Energy Holdings, Inc.
2.CVR Services, LLC
3.CVR Refining GP, LLC
4.CVR Refining, LP
5.CVR Refining, LLC
6.Coffeyville Resources Crude Transportation, LLC
7.Coffeyville Resources Refining & Marketing, LLC
8.Coffeyville Resources Pipeline, LLC
9.Coffeyville Resources Terminal, LLC
10.Wynnewood Energy Company, LLC
11.Wynnewood Refining Company, LLC
12.CVR Renewables, LLC

B.
1.CVR CHC, LP
2.Common Assets Holdco, LLC
3.CVR Common Assets CVL, LLC
4.CVR Common Assets WYN, LLC
5.Common Services Holdco, LLC
6.CVR Common Services, LLC
7.CVR RHC, LP
8.Renewable Assets Holdco, LLC
9.CVR Renewables CVL, LLC
10.CVR Renewables WYN, LLC
11.CVR FHC, LP
12.CVR Refining CVL, LLC
13.CVR Refining WYN, LLC
14.CVR Supply & Trading, LLC

ANNEX I